Exhibit 99.4

FOR IMMEDIATE RELEASE

American Realty Capital Properties Expects to Issue 2014 Annual Report on Form 10-K
and Host Business Update and Earnings Conference Call on Monday, March 30, 2015

PHOENIX, AZ, March 27, 2015 - American Realty Capital Properties, Inc. (“ARCP”) (NASDAQ: ARCP) announced today it expects to issue, jointly with its operating partnership, ARC Properties Operating Partnership, L.P. (the “OP”), their 2014 Annual Report on Form 10-K on Monday, March 30, 2015, and host an audio webcast on that same day at 10 a.m. Eastern Time to provide a business update and discuss ARCP’s financial results. William Stanley, interim Chairman and Chief Executive Officer, and Mike Sodo, Chief Financial Officer, will conduct the call.

The public can access the live audio webcast via the ARCP Investor Relations website at: http://ir.americanrealtycapitalproperties.com/.

Participants should access the webcast 10-15 minutes early. A replay will be available via the ARCP Investor Relations website approximately one hour after the completion of the webcast.

About ARCP
ARCP is a leading, self-managed commercial real estate investment trust (“REIT”) focused on investing in single-tenant freestanding commercial properties subject to net leases with high credit quality tenants. ARCP acquires and manages assets on behalf of the Cole Capital® non-traded REITs. ARCP is a publicly traded Maryland corporation listed on The NASDAQ Global Select Market. Additional information about ARCP can be found on its website at www.arcpreit.com. ARCP may disseminate important information regarding it and its operations, including financial information, through social media platforms such as Twitter, Facebook and LinkedIn.

Forward-Looking Statements
Information set forth herein (including information included or incorporated by reference herein) contains “forward-looking statements” (as defined in Section 21E of the Securities Exchange Act of 1934, as amended), which reflect ARCP’s expectations regarding future events. The forward-looking statements involve a number of assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to, ARCP’s expectation that it will file its and the OP’s 2014 Annual Report on Form 10-K on the announced date, and ARCP’s plans, market and other expectations, objectives, intentions and other statements that are not historical facts. Additional factors that may affect future results are contained in ARCP’s filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website at www.sec.gov. ARCP disclaims any obligation to update and revise statements contained in these materials based on new information or otherwise.

Investor Contact
Bonni Rosen, Director, Investor Relations
American Realty Capital Properties, Inc.
877.405.2653 | brosen@arcpreit.com

Media Contact
John Bacon, Vice President, Marketing
American Realty Capital Properties, Inc.
602.778.6057 | jbacon@arcpreit.com